Exhibit 99.1

TransAct Technologies Reports Preliminary First Quarter 2023 Financial Results

2023 First Quarter Net Sales of $22.3 Million, up 130% on a Year-Over-Year Basis

Casino and Gaming Sales of $15.8 Million, up 232% on a Year-Over-Year Basis

FST Sales of $3.5 Million, up 62% on a Year-Over-Year Basis

Hamden, CT – May 9, 2023 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the first quarter ended March 31, 2023. The Company also announced that John M. Dillon, who was appointed as Chief Executive Officer on April 4, 2023, will continue in the role indefinitely and is no longer serving in an interim capacity.

“We are pleased with our results this quarter, and after a little over a month as Chief Executive Officer of TransAct, I believe there is strong potential for the entire company. Our first quarter results demonstrated the strength of TransAct’s market presence in casino and gaming, and some green shoots of momentum in our FST business,” said John Dillon, Chief Executive Officer of TransAct. “I am equally impressed by the caliber of professionals here at TransAct who I am working with and getting to know better every day, many of whom have been contributing to the success of TransAct for years now. I am looking forward to all we can achieve together and firmly believe that we can set the company up for consistent, long-term sustainable growth.”

First Quarter 2023 Financial Highlights

•	Net Sales: Net sales for the first quarter of 2023 were $22.3 million, up 130% compared to $9.7 million for the first quarter of 2022.

•	FST Recurring Revenue: FST recurring revenue for the first quarter of 2023 was $2.3 million, up 49% compared to $1.6 million for the first quarter of 2022.

•	Gross Profit: Gross profit for the first quarter of 2023 was $12.3 million, resulting in gross margin of 55.0%, compared to gross profit of $2.6 million for the first quarter of 2022, which resulted in a 26.4% gross margin.

•	Operating income (loss): Operating income for the first quarter of 2023 was $3.8 million, compared to operating loss of $(5.6) million for the first quarter of 2022.

•	Net income (loss): Net income for the first quarter of 2023 was $3.1 million, or $0.31 net income per diluted share, based on 10.0 million weighted average common shares outstanding. Net loss for the comparable 2022 period was $(4.4) million, or $(0.44) net loss per diluted share, based on 9.9 million weighted average common shares outstanding.

•	EBITDA: EBITDA was $4.2 million for the first quarter of 2023, compared to EBITDA loss of $(5.4) million for the first quarter of 2022.

•	Adjusted EBITDA: Adjusted EBITDA was $4.5 million for the first quarter of 2023, compared to adjusted EBITDA loss of $(5.1) million for the first quarter of 2022.

2023 Financial Outlook

•	Total Net Sales: The Company currently expects total net sales of between $71.5-73.5 million.

•	Total Adjusted EBITDA: The Company currently expects total adjusted EBITDA of between $6.5 -$7.5 million.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

2023 First Quarter Conference Call and Webcast

TransAct is hosting a conference call and webcast today, May 9, 2023, beginning at 4:30 p.m. ET to discuss the Company’s preliminary first quarter 2023 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13737812 (domestic or international). Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Change in Accounting Principle

Effective April 1, 2022, TransAct changed its method of inventory valuation from standard costing which approximates first-in first-out “FIFO” to the average costing methodology. The Company believes this method is preferable because it reflects a better measurement estimate of inventory cost as the Company does not perform intensive manufacturing of its finished products which are therefore better measured under average cost. Comparative financial statements of prior periods have been adjusted to apply the new method retrospectively and are labeled “As Adjusted” in the Condensed Consolidated Statements of Operations attached to this release.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation, and amortization. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.7 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL™ and Ithaca® are trademarks of TransAct Technologies Incorporated. ©2023 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months ended March 31, 2023. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months ended March 31, 2023. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months ended March 31, 2023, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release may be forward-looking statements. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "project”, "plan”, "design" or "continue", or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions, whether due to the COVID-19 pandemic or otherwise, on our business, operations, financial condition, results of operations and capital resources, difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions, inflation and the Russia/Ukraine conflict, an inability of our customers to make payments on time or at all, diversion of management attention, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully transition our business into the food service technology market; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars, supply chain disruptions or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended March 31,
	2023	2022 As Adjusted
	(In thousands, except per share data)

Net sales	$22,270	$9,702
Cost of sales	10,015	7,136
Gross profit	12,255	2,566

Operating expenses:
Engineering, design and product development	2,269	2,283
Selling and marketing	2,757	2,683
General and administrative	3,416	3,204
	8,442	8,170
Operating income (loss)	3,813	(5,604)

Interest and other income (expense):
Interest, net	(66)	(64)
Other, net	21	(35)
	(45)	(99)

Income (loss) before income taxes	3,768	(5,703)
Income tax expense (benefit)	629	(1,355)
Net income (loss)	$3,139	$(4,348)

Net income (loss) per common share:
Basic	$0.32	$(0.44)
Diluted	$0.31	$(0.44)

Shares used in per share calculation:
Basic	9,930	9,886
Diluted	10,043	9,886

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended March 31,
	2023	2022
	(In thousands)

Food service technology	$3,458	$2,130
POS automation	1,797	1,300
Casino and gaming	15,811	4,762
TransAct Services Group	1,204	1,510
Total net sales	$22,270	$9,702

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	March 31,	December 31,
	2023	2022
Assets:	(In thousands)
Current assets:
Cash and cash equivalents	$6,644	$7,946
Accounts receivable, net	17,022	13,927
Employee retention credit receivable	-	1,500
Inventories	12,296	12,028
Other current assets	1,004	724
Total current assets	36,966	36,125

Fixed assets, net	2,882	2,781
Right-of-use asset	2,274	2,488
Goodwill	2,621	2,621
Deferred tax assets	6,828	7,327
Intangible assets, net	204	242
Other assets	225	248
	15,034	15,707
Total assets	$52,000	$51,832

Liabilities and Shareholders’ Equity:
Current liabilities:
Current portion of revolving loan payable	$2,250	$2,250
Accounts payable	$4,574	7,395
Accrued liabilities	4,061	4,077
Lease liability	891	875
Deferred revenue	1,205	1,329
Total current liabilities	12,981	15,926

Deferred revenue, net of current portion	148	143
Lease liability, net of current portion	1,449	1,683
Other liabilities	226	218
	1,823	2,044
Total liabilities	14,804	17,970

Shareholders’ equity:
Common stock	140	139
Additional paid-in capital	56,474	56,282
Retained earnings	12,769	9,630
Accumulated other comprehensive loss, net of tax	(77)	(79)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	37,196	33,862
Total liabilities and shareholders’ equity	$52,000	$51,832

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three Months Ended
	March 31,
	2023	2022 As Adjusted
	(In thousands)

Net income (loss)	$3,139	$(4,348)

Interest expense, net	66	64
Income tax provision (benefit)	629	(1,355)
Depreciation and amortization	352	228

EBITDA	4,186	(5,411)

Share-based compensation expense	278	296

Adjusted EBITDA	$4,464	$(5,115)